Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286185
PROSPECTUS SUPPLEMENT
(To prospectus dated March 27, 2025)
$41,371,110

STAR BULK CARRIERS CORP.

COMMON SHARES
We have entered into a second amended and restated at-the-market sales agreement, dated October 9, 2026, with Deutsche Bank Securities Inc. (“Deutsche Bank” or the “Sales Agent”), for the offer and sale of our common shares, par value $0.01 (the “Common Shares”) having an aggregate offering price of up to $41,371,110 (the “Sales Agreement”), which are offered by this prospectus supplement and the accompanying prospectus. Upon entry into the Sales Agreement, we terminated our prior at-the-market offering program established pursuant to the amended and restated sales agreement having an aggregate offering price of up to $63,084,580 (the “Existing Sales Agreement”). At the time of the termination of the Existing Sales Agreement, 937,882 of our Common Shares had been sold having an aggregate offering price of $21,713,470 under our prior registration statement (File No. 333-264226) pursuant to the Existing Sales Agreement.
In accordance with the terms of the Sales Agreement, we may offer and sell our Common Shares from time to time through Deutsche Bank, as agent or principal. Sales of the Common Shares, if any, may be made (i) in privately negotiated transactions with the consent of the Company, (ii) as block transactions, or (iii) by any other method permitted by law that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933 (the “Securities Act”), including sales made directly on the Nasdaq Global Select Market or Euronext Athens, or into any other existing trading market of the Common Shares. Deutsche Bank is not required to sell any specific number or dollar amount of securities, but will act as our Sales Agent using commercially reasonable efforts consistent with its normal trading and sales practices, subject to mutually agreed terms between Deutsche Bank and us. We also may sell our Common Shares to Deutsche Bank, as principal for its own account, at a price per share agreed upon at the time of sale.
Our Common Shares are listed on the Nasdaq Global Select Market under the symbol “SBLK” and are also parallel listed on the Regulated Market of Euronext Athens under the symbol “SBLK.” The last reported sale price of our Common Shares on the Nasdaq Global Select Market on October 8, 2026 was $30.47 per share.
Concurrently with this offering and by means of a separate prospectus supplement and the accompanying prospectus, in accordance with the terms of a separate second amended and restated at-the-market sales agreement, we may offer and sell additional Common Shares, having an aggregate offering price of up to $75,000,000, at any time and from time to time through Jefferies LLC, or Jefferies, as agent or principal. We will submit orders to not more than one of Deutsche Bank or Jefferies relating to the sale of our Common Shares on any given day. The concurrent offering of our Common Shares described later in this prospectus supplement, or the Concurrent Offering, is not conditioned upon the closing of this offering.
Investing in our Common Shares involves a high degree of risk. See the sections entitled “Risk Factors” on page S-16 of this prospectus supplement, the accompanying base prospectus, and in our Annual Report on Form 20-F, as amended, for the fiscal year ended December 31, 2025 and the section entitled “Risk Factor Update” in the “Information Statement” filed as Exhibit 99.2 to our current report on Form 6-K (Film no. 261362688) filed with the Commission on September 4, 2026, which are incorporated herein by reference.
Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of the Common Shares or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus or determined whether this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Deutsche Bank will receive from us a commission equal to 2% of the gross sales price per share for any Common Shares sold through it as our Sales Agent under the Sales Agreement. Under the Sales Agreement, we have agreed to reimburse Deutsche Bank for certain expenses. See “Plan of Distribution”. In connection with the sale of the Common Shares on our behalf, Deutsche Bank may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Deutsche Bank may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Deutsche Bank with respect to certain liabilities, including liabilities under the Securities Act.
DEUTSCHE BANK SECURITIES
The date of this prospectus supplement is October 9, 2026

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Common Shares. The second part is the accompanying base prospectus filed with the Commission as part of a registration statement on Form F-3 initially filed on March 27, 2025, which contains and incorporates by reference important business and financial information about us, as well as other information about the offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying base prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control. All references in this prospectus supplement to this “prospectus” refer to this prospectus supplement together with the accompanying base prospectus.
As permitted under the rules of the Commission, this prospectus supplement incorporates important business information about us that is contained in documents that we have previously filed with the Commission but that are not included in or delivered with this prospectus supplement. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Star Bulk Carriers Corp., c/o Star Bulk Management Inc., 40 Agiou Konstantinou Str., Maroussi, 15124, Athens, Greece. See “Where You Can Find Additional Information.”
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We do not authorize any person to provide information other than that provided in this prospectus supplement and the documents incorporated by reference. We are not making an offer to sell our Common Shares in any state or other jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates, and you should not consider any information in this prospectus supplement or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Star Bulk,” the “Company,” “we,” “us,” “our,” or similar references, mean Star Bulk Carriers Corp. and, where applicable, its consolidated subsidiaries. In addition, we use the term deadweight, or dwt, to describe the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to United States dollars. Financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

INFORMATION INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
•
Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on March 19, 2026 (the “2025 20-F”), containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•
Reports on Form 6-K (i) filed with the Commission on May 26, 2026, containing our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three months ended March 31, 2025 and 2026 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations (excluding Exhibit 99.2) and (ii) filed with the Commission on August 7, 2026, containing our unaudited interim condensed consolidated financial statements as of June 30, 2026 and for the six-month periods ended June 30, 2025 and 2026 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•
Reports on Form 6-K filed with the Commission on August 11, 2026 (Exhibit 99.1 only), September 4, 2026 (Film no. 261362688), September 8, 2026, September 11, 2026, September 15, 2026 and September 18, 2026.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement that expressly states that they are incorporated by reference into this prospectus supplement until this offering is terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement as well as the information we previously filed with the Commission and incorporated herein by reference, is accurate only as of the respective dates of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference to this prospectus supplement by writing or telephoning us at the following address:
Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Str.
Maroussi 15124, Athens, Greece
011-30-210-617-8400 (telephone number)

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.
We file annual and special reports with the Commission. You may read any document that we file on the Commission’s website (http://www.sec.gov). Our filings are also available on our website at http://www.starbulk.com. The information on our website does not form a part of, and is not incorporated by reference into, this prospectus supplement.
This prospectus supplement is part of the registration statement filed with the Commission and does not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated above. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the applicable documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including these cautionary statements in connection with this safe harbor legislation. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “would,” “could” and similar expressions or phrases may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.
In addition, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:
•	general dry bulk shipping market conditions, including fluctuations in charter rates and vessel values;
•	the strength of world economies;
•	the stability of Europe and the Euro;
•	fluctuations in currencies, interest rates and foreign exchange rates;
•	business disruptions due to natural and other disasters or otherwise, such as the impact of any future epidemics;
•	the length and severity of epidemics and pandemics and their impact on the demand for seaborne transportation in the dry bulk sector;
•	changes in supply and demand in the dry bulk shipping industry, including the market for our vessels and the number of new buildings under construction;
•	the potential for technological innovation in the sector in which we operate and any corresponding reduction in the value of our vessels or the charter income derived therefrom;
•	changes in our expenses, including bunker prices, dry docking, crewing and insurance costs;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	the impact of current and potential additional trade tariffs on global trade and demand for dry bulk shipping;
•	the risk that trade disputes between U.S. and Chinese officials could result in the reimplementation of significant port fees that may impact our fleet;
•	potential liability from pending or future litigation and potential costs due to environmental damage and vessel collisions;
•
the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance (“ESG”) practices;

•	our ability to carry out our ESG initiatives and thereby meet our ESG goals and targets;
•
new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or regional/national imposed by regional authorities such as the European Union or individual countries;

•	potential cyber-attacks which may disrupt our business operations;

•
general domestic and international political conditions or events, including, among others, “trade wars,” the ongoing conflict between Russia and Ukraine, the conflict between Israel and Hamas, the conflict between the United States, Israel and Iran and the attacks in the Strait of Hormuz, the Red Sea and the Gulf of Aden;

•	the impact on our Common Shares and reputation if our vessels were to call on ports located in countries that are subject to restrictions imposed by the U.S. or other governments;
•
our ability to successfully compete for, enter into and deliver our vessels under time charters or other employment arrangements for our existing vessels after our current charters expire and our ability to earn income in the spot market;

•
potential physical disruption of shipping routes due to accidents, climate-related reasons (acute and chronic), political events, public health threats, international hostilities and armed conflicts, piracy or acts by terrorists;

•	the availability of financing and refinancing;
•	the failure of our contract counterparties to meet their obligations;
•	our ability to meet requirements for additional capital and financing to complete our newbuilding program and grow our business;
•	the impact of our indebtedness and the compliance with the covenants included in our debt agreements;
•	vessel breakdowns and instances of off-hire;
•	potential exposure or loss from investment in derivative instruments;
•	potential conflicts of interest involving our Chief Executive Officer, his family and other members of our senior management;
•	our ability to complete acquisition transactions or secondhand vessel purchases as and when planned and upon the expected terms;
•	the impact of port or canal congestion or disruptions; and
•	other important factors described under the heading “Risk Factors” in this prospectus.
We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.
See the sections titled “Risk Factors” of the accompanying base prospectus and in this prospectus supplement, “Item 3. Key Information—D. Risk Factors” in our 2025 20-F and “Risk Factor Update” in the “Information Statement” filed as Exhibit 99.2 to our report on Form 6-K filed with the Commission on September 4, 2026 (Film no. 261362688), which are incorporated herein by reference, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review this entire prospectus and the documents incorporated by reference herein, including the section of this prospectus supplement titled “Risk Factors,” the section of the accompanying base prospectus titled “Risk Factors,” “Item 3. Key Information—D. Risk Factors” in our 2025 20-F, “Risk Factor Update” in the “Information Statement” filed as Exhibit 99.2 to our current report on Form 6-K filed with the Commission on September 4, 2026 (Film no. 261362688) and the more detailed information that appears later in this prospectus before making an investment in the Common Shares.
Our Business
We are a leading global shipping company that owns and operates a modern and diverse fleet of dry bulk vessels. Our vessels transport a broad range of major and minor bulk commodities, including iron ore, minerals and grain, bauxite, fertilizers and steel products, along worldwide shipping routes. Our executive management team, which has extensive shipping industry expertise, is led by Mr. Petros Pappas, who has long-standing shipping experience and has managed hundreds of vessel acquisitions and dispositions.
We are committed to integrating ESG practices into our operational and strategic decision making within the scope of our vision to be a leader in sustainable dry bulk shipping. In alignment with this commitment we are a signatory to the United Nations (UN) Global Compact supporting its Ten Principles on areas of human rights, labor, environment and anticorruption and committing to the broader Sustainable Development Goals. In addition, we publish an annual ESG Report, which presents our ESG strategy and goals, identifies ESG related risks and reports on our ESG performance across all our business operations. In October 2025, we released our seventh annual ESG Report. All of our ESG Reports may be found on our website at www.starbulk.com. The information contained on or connected to our website does not form a part of and is not incorporated by reference into this prospectus supplement.
Our Fleet
As of September 15, 2026, on a fully delivered basis (as adjusted for the delivery of three vessels currently under construction), we own a fleet of 138 vessels, with an aggregate capacity of 13.8 million dwt and an average fleet age of approximately 12.5 years, consisting of 17 Newcastlemax, 14 Capesize, 7 Post Panamax, 42 Kamsarmax, 47 Ultramax and 11 Supramax vessels.
We have built our fleet through timely and selective corporate mergers and fleet acquisitions of secondhand vessels and vessels under construction. We believe our fleet is well-positioned to take advantage of economies of scale in commercial, technical and procurement management. We maintain a large, modern, fuel-efficient and high-quality fleet, which demonstrates our ability to transport a multitude of dry bulk cargoes across the globe on a 24/7 basis. As a result, we believe we will have an opportunity to capitalize on rising market demand during a period of reduced fleet growth, customer preferences for our ships and economies of scale, while also capturing the benefits of fuel cost savings through spot time charters or voyage charters.
The majority of our operating fleet is equipped with a vessel remote monitoring system that provides real-time data regarding fuel and lubricant consumption and efficiency. While these monitoring systems are generally available in the shipping industry, we believe that they can be cost-effectively employed only by large-scale shipping operators, such as us.
In addition, pursuant to the IMO sulfur cap regulations, which set a sulfur oxide emissions limit of 0.5% m/m and came into force in January 2020, we decided to install Exhaust Gas Cleaning Systems (“EGCS” or “scrubbers”) on the vast majority of our vessels. As of September 15, 2026, we have scrubbers fitted on 133 of the 138 owned vessels in our fleet on a fully delivered basis. We believe that the maritime regulations have already had, and will continue to have, a strong impact on the maritime industry and will further distinguish us from other dry bulk owners with conventional dry bulk vessels that are not able to consume less expensive bunker fuel with higher sulfur content. With scrubber installations increasing across our fleet, we expect our competitive advantage to grow, making our vessels more attractive to charterers and cargo owners.
Furthermore, we are actively investing in reducing the carbon emissions of our vessels using a variety of technologies such as hull cleaning robots, voyage optimization software, premium low-friction hull antifouling paints including top tier self-polishing and friction-resistant silicon coatings, variable frequency drivers for engine room fans and sea water cooling pumps and installation of Energy Saving Devices (“ESD”) (mainly Mewis ducts and Propeller boss cap fins) on our vessels. As of September 15, 2026 132 of our fleet’s vessels are equipped with ESD. By the end of 2026, we plan to retrofit 5 vessels with additional ESD and fit 1 vessel, that currently has no ESD, with such devices. In 2025, we completed the installation of 6 new high efficiency designed propellers (“HEP”) optimized to the operating profile of our vessels, and we plan to proceed with the installation of additional HEPs in 2026, subject to our fleet requirements.
Our vessels under construction meet the latest requirements of Energy Efficiency Design Index (EEDI Phase 3) in relation to carbon dioxide (CO2) intensity and comply with the latest NOX regulations, NOX TIER III. In addition, these vessels are fitted with the latest available and most fuel-efficient main engine produced by MAN B&W, a shaft generator and Alternate Marine Power optionality, all of which help to ensure best-in-class daily fuel consumption and emissions reductions.
The following tables summarize key information about our operating fleet, as of the date of this prospectus supplement:
Operating Fleet

	Wholly Owned Subsidiaries	Vessel Name	DWT	Date Delivered to Star Bulk	Year Built
1	Sea Diamond Shipping LLC	Goliath	209,537	July 15, 2015	2015
2	Pearl Shiptrade LLC	Gargantua	209,529	April 2, 2015	2015
3	Star Ennea LLC	Star Gina 2GR	209,475	February 26, 2016	2016
4	Coral Cape Shipping LLC	Maharaj	209,472	July 15, 2015	2015
5	Star Castle II LLC	Star Leo	207,939	May 14, 2018	2018
6	ABY Eleven LLC	Star Laetitia	207,896	August 3, 2018	2017
7	Domus Shipping LLC	Star Ariadne	207,812	March 28, 2017	2017
8	Star Breezer LLC	Star Virgo	207,810	March 1, 2017	2017
9	Star Seeker LLC	Star Libra	207,765	June 6, 2016	2016
10	ABY Nine LLC	Star Sienna	207,721	August 3, 2018	2017
11	Clearwater Shipping LLC	Star Marisa	207,709	March 11, 2016	2016
12	ABY Ten LLC	Star Karlie	207,566	August 3, 2018	2016
13	Star Castle I LLC	Star Eleni	207,555	January 3, 2018	2018
14	Festive Shipping LLC	Star Magnanimus	207,526	March 26, 2018	2018
15	New Era II Shipping LLC	Debbie H	206,861	May 28, 2019	2019
16	New Era III Shipping LLC	Star Ayesha	206,852	July 15, 2019	2019
17	New Era I Shipping LLC	Katie K	206,839	April 16, 2019	2019
18	Cape Ocean Maritime LLC	Leviathan	182,511	September 19, 2014	2014
19	Cape Horizon Shipping LLC	Peloreus	182,496	July 22, 2014	2014
20	Star Nor I LLC	Star Claudine	181,258	July 6, 2018	2011
21	Star Nor II LLC	Star Ophelia	180,716	July 6, 2018	2010
22	Sandra Shipco LLC	Star Pauline	180,274	December 29, 2014	2008
23	Christine Shipco LLC	Star Martha	180,274	October 31, 2014	2010
24	Star Nor III LLC	Star Lyra	179,147	July 6, 2018	2009
25	Star Regg V LLC	Star Borneo	178,978	January 26, 2021	2010
26	Star Regg VI LLC	Star Bueno	178,978	January 26, 2021	2010
27	Star Regg IV LLC	Star Marilena	178,978	January 26, 2021	2010
28	Star Regg II LLC	Star Janni	178,978	January 7, 2019	2010
29	Star Regg I LLC	Star Marianne	178,906	January 14, 2019	2010
30	Star Trident V LLC	Star Angie	177,931	October 29, 2014	2007
31	Global Cape Shipping LLC	Kymopolia	176,990	July 11, 2014	2006
32	Nautical Shipping LLC	Amami	98,681	July 11, 2014	2011
33	Majestic Shipping LLC	Madredeus	98,681	July 11, 2014	2011
34	Star Sirius LLC	Star Sirius	98,681	March 7, 2014	2011
35	Star Vega LLC	Star Vega	98,681	February 13, 2014	2011
36	ABY II LLC	Star Aphrodite	92,006	August 3, 2018	2011

	Wholly Owned Subsidiaries	Vessel Name	DWT	Date Delivered to Star Bulk	Year Built
37	Augustea Bulk Carrier LLC	Star Piera	91,951	August 3, 2018	2010
38	Augustea Bulk Carrier LLC	Star Despoina	91,951	August 3, 2018	2010
39	Star Nor IV LLC	Star Electra	83,494	July 6, 2018	2011
40	Star Alta I LLC	Star Angelina	82,981	December 5, 2014	2006
41	Star Alta II LLC	Star Gwyneth	82,790	December 5, 2014	2006
42	Star Trident I LLC	Star Kamila	82,769	September 3, 2014	2005
43	Star Nor VI LLC	Star Luna	82,687	July 6, 2018	2008
44	Star Nor V LLC	Star Bianca	82,672	July 6, 2018	2008
45	Star Trident XIX LLC	Star Maria	82,598	November 5, 2014	2007
46	Star Trident XII LLC	Star Markella	82,594	September 29, 2014	2007
47	ABY Seven LLC	Star Jeannette	82,566	August 3, 2018	2014
48	Star Sun I LLC	Star Elizabeth	82,403	May 25, 2021	2021
49	Star Trident VIII LLC	Star Sophia	82,269	October 31, 2014	2007
50	Star Trident XVIII LLC	Star Nina	82,224	January 5, 2015	2006
51	Star Trident X LLC	Star Renee	82,221	December 18, 2014	2006
52	Star Trident II LLC	Star Nasia	82,220	August 29, 2014	2006
53	Star Trident XIII LLC	Star Laura	82,209	December 8, 2014	2006
54	Star Nor VIII LLC	Star Mona	82,188	July 6, 2018	2012
55	Star Trident XVII LLC	Star Helena	82,187	December 29, 2014	2006
56	Star Thundera LLC	Star Emma	82,279	May 25, 2026	2026
57	Star Caldera LLC	Star Evelina	82,202	May 22, 2026	2026
58	Star Nor VII LLC	Star Astrid	82,158	July 6, 2018	2012
59	Star Blueseas I LLC	Star Ellie	82,114	June 29, 2026	2026
60	Star Blueseas II LLC	Star Bella	82,155	August 10, 2026	2026
61	Star Blueseas III LLC	Star Kyra	82,154	August 20, 2026	2026
62	Waterfront Two LLC	Star Alessia	81,944	August 3, 2018	2017
63	Star Nor IX LLC	Star Calypso	81,918	July 6, 2018	2014
64	Star Elpis LLC	Star Suzanna	81,711	May 15, 2017	2013
65	Star Gaia LLC	Star Charis	81,711	March 22, 2017	2013
66	Mineral Shipping LLC	Mercurial Virgo	81,545	July 11, 2014	2013
67	Star Nor X LLC	Stardust	81,502	July 6, 2018	2011
68	Star Nor XI LLC	Star Sky	81,466	July 6, 2018	2010
69	Star Zeus VI LLC	Star Lambada	81,272	March 16, 2021	2016
70	Star Zeus II LLC	Star Carioca	81,262	March 16, 2021	2015
71	Star Zeus I LLC	Star Capoeira	81,253	March 16, 2021	2015
72	Star Zeus VII LLC	Star Macarena	81,198	March 6, 2021	2016
73	ABY III LLC	Star Lydia	81,187	August 3, 2018	2013
74	ABY IV LLC	Star Nicole	81,120	August 3, 2018	2013
75	ABY Three LLC	Star Virginia	81,061	August 3, 2018	2015
76	Star Nor XII LLC	Star Genesis	80,705	July 6, 2018	2010
77	Star Nor XIII LLC	Star Flame	80,448	July 6, 2018	2011
78	Cape Town Eagle LLC	Star Cape Town	63,707	April 9, 2024	2015
79	Vancouver Eagle LLC	Star Vancouver	63,670	April 9, 2024	2020
80	Oslo Eagle LLC	Star Oslo	63,655	April 9, 2024	2015
81	Rotterdam Eagle LLC	Star Rotterdam	63,629	April 9, 2024	2017
82	Halifax Eagle LLC	Star Halifax	63,618	April 9, 2024	2020
83	Helsinki Eagle LLC	Star Helsinki	63,605	April 9, 2024	2015
84	Gibraltar Eagle LLC	Star Gibraltar	63,576	April 9, 2024	2015
85	Valencia Eagle LLC	Star Valencia	63,556	April 9, 2024	2015
86	Dublin Eagle LLC	Star Dublin	63,550	April 9, 2024	2015
87	Santos Eagle LLC	Star Santos	63,536	April 9, 2024	2015
88	Antwerp Eagle LLC	Star Antwerp	63,530	April 9, 2024	2015

	Wholly Owned Subsidiaries	Vessel Name	DWT	Date Delivered to Star Bulk	Year Built
89	Sydney Eagle LLC	Star Sydney	63,523	April 9, 2024	2015
90	Copenhagen Eagle LLC	Star Copenhagen	63,495	April 9, 2024	2015
91	Hong Kong Eagle LLC	Star Hong Kong	63,472	April 9, 2024	2016
92	Orion Maritime LLC	Idee Fixe	63,458	March 25, 2015	2015
93	Shanghai Eagle LLC	Star Shanghai	63,438	April 9, 2024	2016
94	Primavera Shipping LLC	Star Roberta	63,426	March 31, 2015	2015
95	Success Maritime LLC	Laura	63,399	April 7, 2015	2015
96	Singapore Eagle LLC	Star Singapore	63,386	April 9, 2024	2017
97	Westport Eagle LLC	Star Westport	63,344	April 9, 2024	2015
98	Hamburg Eagle LLC	Star Hamburg	63,334	April 9, 2024	2014
99	Fairfield Eagle LLC	Star Fairfield	63,301	April 9, 2024	2013
100	Greenwich Eagle LLC	Star Greenwich	63,301	April 9, 2024	2013
101	Groton Eagle LLC	Star Groton	63,301	April 9, 2024	2013
102	Madison Eagle LLC	Star Madison	63,301	April 9, 2024	2013
103	Mystic Eagle LLC	Star Mystic	63,301	April 9, 2024	2013
104	Rowayton Eagle LLC	Star Rowayton	63,301	April 9, 2024	2013
105	Southport Eagle LLC	Star Southport	63,301	April 9, 2024	2013
106	Ultra Shipping LLC	Kaley	63,283	June 26, 2015	2015
107	Stockholm Eagle LLC	Star Stockholm	63,275	April 9, 2024	2016
108	Blooming Navigation LLC	Kennadi	63,262	January 8, 2016	2016
109	Jasmine Shipping LLC	Mackenzie	63,226	March 2, 2016	2016
110	New London Eagle LLC	Star New London	63,140	April 9, 2024	2015
111	Star Lida I Shipping LLC	Star Apus	63,123	July 16, 2019	2014
112	Star Zeus IV LLC	Star Subaru	61,571	March 16, 2021	2015
113	Stamford Eagle LLC	Star Stamford	61,530	April 9, 2024	2016
114	Star Nor XV LLC	Star Wave	61,491	July 6, 2018	2017
115	Star Challenger I LLC	Star Challenger(1)	61,462	December 12, 2013	2012
116	Star Challenger II LLC	Star Fighter(1)	61,455	December 30, 2013	2013
117	Star Axe II LLC	Star Lutas	61,347	January 6, 2016	2016
118	Aurelia Shipping LLC	Honey Badger	61,320	February 27, 2015	2015
119	Rainbow Maritime LLC	Wolverine	61,292	February 27, 2015	2015
120	Star Axe I LLC	Star Antares	61,258	October 9, 2015	2015
121	Tokyo Eagle LLC	Star Tokyo	61,225	April 9, 2024	2015
122	ABY Five LLC	Star Monica	60,935	August 3, 2018	2015
123	Star Asia I LLC	Star Aquarius	60,916	July 22, 2015	2015
124	Star Asia II LLC	Star Pisces	60,916	August 7, 2015	2015
125	Crane Shipping LLC	Crane	57,809	April 9, 2024	2010
126	Egret Shipping LLC	Egret Bulker	57,809	April 9, 2024	2010
127	Gannet Shipping LLC	Gannet Bulker	57,809	April 9, 2024	2010
128	Grebe Shipping LLC	Grebe Bulker	57,809	April 9, 2024	2010
129	Ibis Shipping LLC	Ibis Bulker	57,809	April 9, 2024	2010
130	Jay Shipping LLC	Jay	57,809	April 9, 2024	2010
131	Kingfisher Shipping LLC	Kingfisher	57,809	April 9, 2024	2010
132	Martin Shipping LLC	Martin	57,809	April 9, 2024	2010
133	Star Lida IX Shipping LLC	Star Cleo	56,582	July 15, 2019	2013
134	Star Lida X Shipping LLC	Star Pegasus	56,540	July 15, 2019	2013
135	Star Regg III LLC	Star Bright	55,569	October 10, 2018	2010
		Total DWT	13,504,552

(1)
Subject to a sale and leaseback financing transaction, as further described in Note 8 to the consolidated financial statements for the year ended December 31, 2025 incorporated by reference to this prospectus supplement.

Vessels Under Construction

	Wholly Owned Subsidiaries	Vessel Name	DWT	Shipyard	Expected Delivery Date
1	Star Terra LLC	Star Irini	82,000	Qingdao Shipyard Co. Ltd.	Fourth quarter 2026
2	Star Nova LLC	Star Aline	82,000	Qingdao Shipyard Co. Ltd.	Fourth quarter 2026
3	Star Affinity LLC	Star Argyro	82,000	Qingdao Shipyard Co. Ltd.	Fourth quarter 2026
		Total DWT	246,000

Long-Term Time Charter-In Vessels
In addition, we have entered into the following long-term charter-in arrangements:

	Vessel Name	DWT	Built	Shipyard	Country	Delivery Date	Minimum Period
1	Star Shibumi(1)	180,000	2021	JMU	Japan	November 30, 2021	November 2028
2	Star Voyager(1)	82,000	2024	Tsuneishi, Zhousan	China	January 11, 2024	January 2031
3	Stargazer(1)	66,000	2024	Tsuneishi, Cebu	Philippines	January 16, 2024	January 2031
4	Star Explorer(1)	82,000	2024	JMU	Japan	March 8, 2024	March 2031
5	Star Earendel(1)	82,000	2024	JMU	Japan	June 28, 2024	June 2031
6	Star Illusion(1)	82,000	2024	Tsuneishi, Zhousan	China	October 11, 2024	October 2031
7	Star Thetis(1)	66,000	2024	Tsuneishi, Cebu	Philippines	November 12, 2024	November 2031
	Total DWT	640,000

(1)
Recognized as right-of-use assets and corresponding lease liabilities as further described in Note 7 to the consolidated financial statements for the year ended December 31, 2025 incorporated by reference to this prospectus supplement.

Our Competitive Strengths
We work hard to maintain and further enhance our competitive strengths in the industry, including:
Large, diverse, high quality, EGCS-fitted fleet
As of September 15, 2026, we own a fleet of 138 vessels on a fully delivered basis (as adjusted for the delivery of the three vessels currently under construction) with an aggregate capacity of 13.8 million dwt and an average fleet age of approximately 12.5 years. Star Bulk is the largest U.S.-listed, pure dry bulk shipping company, as measured by aggregate deadweight, with a global footprint that enables us to better serve a diversified customer base across key maritime hubs. The vast majority of our fleet (133 vessels) are equipped with Exhaust Gas Cleaning Systems (“EGCS”), which are intended to reduce sulfur emissions and facilitate compliance with the global sulfur cap regulations.
We believe that owning a large, modern, high-quality fleet allows us to maintain competitive operating and general and administrative costs, achieve high safety standards, and secure favorable time charters. A proactive maintenance strategy, including regular inspections, a comprehensive maintenance program and crew training, supports operational reliability, safety and environmental compliance.
We believe the Star Bulk fleet combined with our strong balance sheet and commercial and technical capabilities help us to manage the cyclicality of the dry bulk market. Our fleet is currently chartered mostly on the spot market. Our size and global presence allow us to pilot and implement emerging maritime technologies, ranging from energy efficiency solutions to cybersecurity systems, while also attracting, developing and retaining top-tier talent both at sea and onshore.
In-house and integrated commercial and technical management of our fleet
We conduct a significant portion of the commercial and technical management of our vessels in-house through our wholly owned subsidiaries. We believe that our integrated approach of having control over the commercial and technical management provides us with a competitive advantage over many of our competitors by allowing us to maintain competitive operating expenses, high quality safety and environmental standards and superior chartering performance.

Commitment to sustainability, data analytics and fuel efficiency
We integrate ESG practices across all aspects of our business. Every year, we prepare and publish a detailed ESG Report, which presents our sustainability strategy and action plans and tracks a wide range of ESG-related Key Performance Indicators. Our ESG Committee, comprised of members of our Board of Directors, provides oversight and guidance on our sustainability practices.
We deploy advanced systems to support our business operations and everyday decision-making, including Enterprise Resource Planning, Business Intelligence, and e-procurement platforms. In response to the increased environmental regulations around GHG emissions, we focus on improving the fuel efficiency of our operations. We have deployed our Vessel Performance Reporting (“VPR”) system across our fleet, and have installed onboard telemetry on 90% of the fleet as of December 31, 2025, enabling real-time tracking of fuel consumption, emissions and engine efficiency. We have achieved the digitalization of the vast majority of our fleet as of June 30, 2026.
To reduce fuel consumption and emissions, we implement operational measures, including speed reduction, weather routing and voyage optimization. We have also planned further technical upgrades to our fleet, such as the use of ESD and premium low-friction hull antifouling paints. As of September 15, 2026, 132 of our fleet’s vessels are equipped with ESD, and optimized hull performance through use of silicone paints and hull-cleaning robots. We regularly employ underwater Remotely Operated Vehicles (ROV) for inspecting and cleaning the underwater hulls of our vessels, and are currently piloting an innovative hull cleaning robot on 12 vessels to further optimize biofouling maintenance.
We are implementing Shaft Power Limitation on our vessels to meet the IMO EEXI (Energy Efficiency Existing Ship Index) requirements. To further enhance efficiency, most of our vessels’ main engines have been retrofitted with sliding engine valves and alpha lubricators, which reduce fuel use and lubricant consumption. We are also replacing conventional lights on our ships with LED lights to reduce energy consumption and are adopting zero single-use plastics policies onboard the vessels.
We believe that the above measures are the most efficient initiatives for reduction of GHG emissions until technological advances enable the use of very low or near-zero carbon emission fuels and/or onboard carbon capture systems.
Experienced management team with extensive industry relationships
Led by our founder and CEO, Mr. Pappas, our management team brings decades of expertise in dry bulk shipping, with extensive experience in vessel acquisitions, commercial operations, financing, ESG and technical management. Leveraging deep industry relationships with shipyards, charterers, brokers, regulators, classification societies and lenders, we consistently secure attractive asset acquisitions, chartering opportunities, and ship management strategies, safeguarding our competitive position in all market conditions.
For more information on our management team, see “Item 6. Directors, Senior Management and Employees—A. Directors and Senior Management” in our 2025 20-F.
Track Record in Strategic Growth through Mergers and Acquisitions (“M&A”)
We have successfully executed opportunistic, accretive M&A transactions, expanding our fleet and market presence at key points in the shipping cycle. These transactions have enabled us to increase market capitalization, enhance trading liquidity, and renew our fleet, thereby strengthening our position as an industry leader. Our strategy remains focused on identifying opportunities that strengthen fleet composition and create long-term shareholder value applying rigorous valuation discipline to ensure acquisitions meet our return thresholds.
Disciplined Capital Allocation and Shareholder Returns
We are committed to a disciplined capital allocation strategy, particularly when market conditions are favorable. Historically, we have returned capital to shareholders through dividends, and, when opportunities arise, have made opportunistic share repurchases. This disciplined approach aims to deploy capital efficiently to maximize long-term shareholder value. Since 2021, when dry bulk market conditions improved significantly, we have returned over $1.6 billion or $14.89 per share in dividends to shareholders, aligning distributions with strong freight market earnings. During the year 2025 and up to September 15, 2026, we have also repurchased approximately 8.1 million common shares at a discount to Net Asset Value using proceeds from sale of vessels at Net Asset Value, ensuring accretive capital allocation. During the six-month period ended June 30, 2026, under our share repurchase programs we repurchased 2.2 million common shares at an average price of $20.98 per share for an aggregate consideration of approximately $46.3 million.
Our amended Dividend Policy ensures that excess cash flows are returned to shareholders when market conditions are strong, while retaining flexibility to reinvest in fleet renewal, operational efficiency, and strategic opportunities. See Item 8 “Dividend Policy” in our 2025 20-F for further details.
Our Business Strategies
Our vision is to be a global leader in sustainable dry bulk shipping. In that respect, we strive to continue operating our fleet safely and profitably as well as to continue growing our owned and managed fleet sustainably. The key elements of our strategy are:
Charter our vessels in a manner that maximizes our fleet’s revenue potential
Given the volatility of the freight markets, we believe we are flexible to changing market conditions and actively manage our vessels in order to generate attractive risk-adjusted returns by providing efficient transportation solutions to our major charterers. Our aim is to continue improving our fleet utilization by booking long haul voyage charters and complementary trade flows that improve the laden/ballast ratios. This approach is also tailored specifically to our scrubber-fitted fleet and the fuel efficiency of our younger vessels. While this process is more difficult and labor intensive than placing our vessels on longer-term time charters, it can lead to greater profitability. When operating a vessel on a voyage charter, as well as on contracts of affreightment directly with cargo providers, we (as owner of the vessel) will incur fuel costs, and therefore, we are in a position to benefit from fuel savings from our scrubber-fitted fleet. If charter market levels rise, we may employ part of our fleet in the long-term time charter market, while we may be able to employ our scrubber-fitted vessels more advantageously in the voyage charter market and/or short-term time charters in order to capture the benefit of available fuel cost savings. Our large, diverse and high-quality fleet provides scale to major charterers, such as iron ore miners, utility companies and commodity trading houses. As part of our strategy to maximize earnings, we seek direct arrangements (consecutive voyages, contracts of affreightment, etc.) with major charterers and cargo owners on a voyage basis, providing the scale required for the transportation of large commodity volumes over a multitude of trading routes around the world.
We complement our owned fleet through Star Bulk (Singapore) Pte. Ltd., which charters-in third-party vessels to expand our commercial reach and to access charterers and cargoes in Asia.
Expand and renew our fleet through opportunistic acquisitions of high-quality vessels at attractive prices or through chartering-in of modern vessels
We pursue fleet growth and renewal through disciplined, opportunistic investments. When evaluating acquisitions, we assess expected dry bulk market fundamentals, vessel cash flow yields relative to price, technical specifications including fuel efficiency, commercial attractiveness, remaining useful life and charter counterparty quality for vessels acquired with charters attached. We prioritize transactions that are immediately accretive to cash flow while improving overall fleet age profile and operating efficiency. During 2023, we entered into long-term charter-in arrangements with an approximate duration of seven years per vessel, plus optional years depending on our decision, with respect to six newbuilding vessels which were each delivered to us during 2024.
On December 11, 2023, we entered into the Agreement and Plan of Merger with Eagle Bulk Shipping Inc. (“Eagle”), pursuant to which Eagle became a wholly-owned subsidiary of Star Bulk (the “Eagle Merger”). Following the closing of the Eagle Merger, Star Bulk is the largest U.S. listed, pure dry bulk shipping company, as measured by aggregate deadweight, with a global market presence and a current combined fleet of 138 owned vessels on a fully delivered basis, approximately 96% of which is fitted with scrubbers, ranging from Newcastlemax/Capesize to Supramax/Ultramax vessels. Further, following the close of the Eagle Merger, Star Bulk has significantly increased its market capitalization, thereby reducing its cost of capital, strengthening our position for future acquisitions. Through our fully integrated commercial and technical management of the fleet, we have been able to use our economies of scale to generate meaningful cost and revenue synergies. Moreover, we have leveraged Eagle’s commercial expertise in the Supramax/Ultramax sector to improve utilization and performance across all the vessels of the segment. We believe that these circumstances combined with our management’s knowledge of the shipping industry may present an opportunity for us to continue to grow our fleet at favorable prices.

Maintain a strong balance sheet through optimization of use of leverage
We finance our fleet with a mix of debt and equity, and we intend to optimize use of leverage over time, even though we may have the capacity to obtain additional financing. As of December 31, 2025, our debt to total capitalization ratio was approximately 30%. Charterers have increasingly favored financially solid vessel owners, and we believe that our balance sheet strength will enable us to access more favorable chartering opportunities, as well as give us a competitive advantage in pursuing vessel acquisitions from commercial banks and shipyards, which in our experience have recently displayed a preference for contracting with well-capitalized counterparties.
Maintain competitive costs and safeguard high quality standards
We continuously monitor our operating, voyage, and general and administrative costs and strive to be as lean and efficient as possible, without sacrificing the safety, security, quality and environmental standards of our fleet and our operations. Our experienced and skilled technical management team, as well as our competent crews on board, work hard to maintain and exceed the quality standards of our customers and other constituents, as well as to ensure the health, safety and security of our people on the vessels, and to minimize the impact of our operations on the environment.
Be a leader in ESG practices in the dry bulk shipping sector
We are committed to integrating ESG practices across all business operations, and to reporting on our ESG strategy and performance in a transparent and comprehensive way. We strive to comply with environmental regulations in a timely and efficient manner, and we monitor and aim to reduce our environmental footprint. We assess, pilot and implement new technologies to improve our environmental performance. On the social front, we focus on our people’s well-being and professional development, both on board our vessels and in the office, while fostering an equitable, inclusive and diverse working environment. We support our local community through donations, sponsorships and pro-bono work, towards vulnerable groups, education, sports and the environment. Our approach to corporate governance includes high ethical standards and transparent and efficient structures as well as robust risk management systems.
Corporate and Other Information
We were incorporated in the Marshall Islands under the Marshall Islands Business Corporations Act on December 13, 2006 and commenced operations on December 3, 2007 upon taking delivery of our first vessel. Our executive offices are located at c/o Star Bulk Management Inc., 40 Agiou Konstantinou Str., Maroussi 15124, Athens, Greece and our telephone number is 011-30-210-617-8400. Our registered office is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960. The name of our registered agent at such address is The Trust Company of the Marshall Islands, Inc.
Recent Developments
On September 11, 2026, we completed the allocation of 4,400,000 new registered, voting common shares (collectively, the “Greek Offering”) via an offering in Greece at a price per share of €24.50 (the equivalent of $28.27 per share based on the EUR/USD exchange rate of €1 to $1.1539 (the “Exchange Rate”) as published by the European Central Bank at Greek market close on September 15, 2026). We received total proceeds before deduction of expenses of approximately €107.8 million (or approximately $124.4 million based on the Exchange Rate). In connection with the completion of the Greek Offering, all of our registered, voting common shares have been admitted for parallel listing for trading on the Main Market of the Regulated Securities Market of Euronext Athens.
On October 9, 2026, we entered into a strategic partnership with Hermes World Maritime S.A., involving the two recently delivered new building Kamsarmax vessels, Star Ellie and Star Bella. Under this partnership, Hermes acquired a 35% ownership interest in the two vessels. Our subsidiary, STARBULK S.A. will continue to perform the vessels’ commercial and technical management.
Concurrently with this offering and by means of a separate prospectus supplement, in accordance with the terms of a separate second amended and restated at-the-market sales agreement, we may offer and sell additional Common Shares, having an aggregate offering price of up to $75,000,000, at any time and from time to time through Jefferies, as agent or principal.

THE OFFERING
Issuer
Star Bulk Carriers Corp.
Securities Offered by Us
Common Shares having an aggregate offering price of up to $41,371,110
Manner of Offering
“At-the-market offering” that may be made from time to time through or to Deutsche Bank, as agent or principal. See “Plan of Distribution” on page S-24.
Common Shares Outstanding after
this Offering
Up to 117,429,151 Common Shares, based on 116,071,386 Common Shares outstanding immediately prior to the commencement of this offering and assuming sales of 1,357,765 Common Shares in this offering at an offering price at a price of $30.47 per share, which was the closing price of our Common Shares on the Nasdaq Global Select Market on October 8, 2026. The actual number of Common Shares issued will vary depending on the sales price under this offering.
Use of Proceeds
We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for capital expenditures, working capital, debt repayment, funding for vessel and other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual asset purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets. We may choose to raise less than the maximum $41,371,110 in gross offering proceeds permitted by this prospectus supplement. See “Use of Proceeds” beginning on page S-18 of this prospectus.
Listing
Our Common Shares are listed on the Nasdaq Global Select Market under the symbol “SBLK” and parallel listed on the Regulated Market of Euronext Athens under the symbol “SBLK”.
Dividend Policy
Please see “Item 10. Additional Information—E. Taxation” of our 2025 20-F for additional information relating to the tax treatment of our dividend payments.
The declaration and payment of dividends will be subject at all times to the discretion of our Board of Directors. The timing and amount of dividends will depend on our dividend policy, earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our loan agreements, if any, the provisions of Marshall Islands law affecting the payment of dividends and other factors. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent, or would be rendered insolvent upon the payment of such dividends, or if there is no surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared, and for the preceding fiscal year.
All dividends remain subject to quarterly approval by the Board of Directors following its review of our financial performance and position. The declaration and payment of dividends will depend on various factors, including, but not limited to, prevailing charter market conditions, our capital requirements, restrictions under existing credit agreements, and applicable provisions of Marshall Islands law. Marshall Islands law generally prohibits the payment of dividends other than from operating surplus or when a company is insolvent or would be rendered insolvent by such payment. Accordingly, there can be no assurance that the Board of Directors will declare dividends in any future period.
During the years ended December 31, 2023, 2024 and 2025 and in February 2026, our Board of Directors declared cash dividends of $1.57 per share, $2.50 per share, $0.30 per share and $0.37 per share, respectively. As a result, an amount of $158.1 million, $277.0 million and $34.4 million, was paid in 2023, 2024 and 2025, respectively. Pursuant to our dividend policy, during the six-month period ended June 30, 2026, we declared and paid cash dividends of $97.6 million or $0.87 per common share. In addition, in August 2026, our Board of Directors declared a quarterly cash dividend of $0.90 per share for the third quarter of 2026.
Risk Factors
An investment in our Common Shares involves risks. See the section under the caption, “Risk Factors,” on page S-16 of this prospectus supplement as well as the “Risk Factors” section of our 2025 20-F and the section titled “Risk Factor Update” in the “Information Statement” filed as Exhibit 99.2 to our report on Form 6-K filed with the Commission on September 4, 2026 (Film no. 261362688) to read about factors you should consider before buying our Common Shares. You should also consider the risk factors described in the documents incorporated by reference in this prospectus.
Concurrent Offering
Concurrently with this offering and by means of a separate prospectus supplement, in accordance with the terms of a separate second amended and restated at-the-market sales agreement, we may offer and sell additional Common Shares, having an aggregate offering price of up to $75,000,000, at any time and from time to time through Jefferies, as agent or principal, subject to certain limitations in the Sales Agreement and compliance with applicable law, including that we may only submit orders to not more than one of Deutsche Bank or Jefferies relating to the sale of our Common Shares on any given day.

RISK FACTORS
Investing in our Common Shares involves risks. You should carefully consider the risks set forth below and discussed under the caption “Risk Factors” in our 2025 20-F for the fiscal year ended December 31, 2025 and the section titled “Risk Factor Update” in the “Information Statement” filed as Exhibit 99.2 to our current report on Form 6-K filed with the Commission on September 4, 2026 (Film no. 261362688), which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that you may be provided in connection with this offering of our Common Shares pursuant to this prospectus supplement and the accompanying prospectus.
It is not possible to predict the actual number of Common Shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
We have entered into the Sales Agreement with Deutsche Bank, as our Sales Agent, for the offer and sale of our Common Shares having an aggregate offering price of up to $41,371,110 which are being offered hereby. We also may sell Common Shares to Deutsche Bank, as principal for its own account, at a price per share agreed upon at the time of sale. Subject to certain limitations in the Sales Agreement and compliance with applicable law, including that we may only submit orders to not more than one of Deutsche Bank or Jefferies relating to the sale of our Common Shares on any given day (see “The Offering—Concurrent Offering” above), we have the discretion to deliver a placement notice to Deutsche Bank at any time throughout the term of the Sales Agreement. The number of Common Shares that are sold through Deutsche Bank after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Common Shares during the sales period, the limits we set with Deutsche Bank in any applicable placement notice, and the demand for our Common Shares during the sales period. Because the price of each Common Share sold will fluctuate during the sales period, it is not currently possible to predict the number of Common Shares that will be sold or the gross proceeds to be raised in connection with those sales.
The Common Shares offered under this prospectus supplement and the accompanying base prospectus may be sold by any method that is deemed to be an “at-the-market offering,” and investors who buy Common Shares at different times under this prospectus supplement and the accompanying base prospectus will likely pay different prices.
Investors who purchase Common Shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Common Shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their Common Shares as a result of Common Share sales made at prices lower than the prices they paid.
Management has broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Shares. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business or cause the price of our Common Shares to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Sales of our Common Shares pursuant to this offering and future sales of our Common Shares could cause the market price of our Common Shares to decline and could dilute our shareholders’ interests in the Company.
The issuance from time to time of Common Shares in this offering, having an aggregate offering price of up to $41,371,110, as well as our ability to issue additional Common Shares in the Concurrent Offering, having an aggregate offering price of up to $75,000,000, could have the effect of depressing the market price or increasing the market price volatility of our Common Shares.

Sales of a substantial number of shares of our Common Shares in the public market, or the perception that these sales could occur, may depress the market price for our Common Shares. These sales could also impair our ability to raise additional capital through the sale of our Common Shares in the future.
The price of our Common Shares may be highly volatile.
The price of our Common Shares may fluctuate due to factors such as: actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry; mergers and strategic alliances in the dry bulk shipping industry; market conditions in the dry bulk shipping industry; changes in market valuations of companies in our industry; changes in government regulation; the failure of securities analysts to publish research about us, or shortfalls in our operating results from levels forecast by securities analysts; announcements concerning us or our competitors; and the general state of the securities markets. Hence, the market for our Common Shares may be unpredictable and volatile. Further, there may be no continuing active or liquid public market for our Common Shares. Consequently, you may not be able to sell the Common Shares at prices equal to or greater than those paid by you, or you may not be able to sell them at all. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that the price of our Common Shares will remain at current levels.
The Internal Revenue Service could treat us as a “passive foreign investment company,” (or “PFIC”) which could have adverse U.S. federal income tax consequences to U.S. shareholders.
As further described under “Item 10. Additional Information—E. Taxation—U.S. Federal Income Taxation of U.S. Holders” in our 2025 20-F, we believe that we currently are not a PFIC, and we do not expect to become a PFIC in the future. However, there is no direct legal authority under the PFIC rules addressing our characterization of income from our voyage and time chartering activities nor our characterization of contracts for newbuilding vessels, if any. Moreover, the determination of PFIC status for any year can only be made on an annual basis after the end of such taxable year and will depend on the composition of our income, assets and operations from time to time. Because of the above-described uncertainties, there can be no assurance that the Internal Revenue Service will not challenge the determination made by us concerning our PFIC status or that we will not be a PFIC for any taxable year. If we were classified as a PFIC for any taxable year during which a U.S. shareholder owns Common Shares (regardless of whether we continue to be a PFIC), the U.S. shareholder would be subject to special adverse rules, including taxation at maximum ordinary income rates plus an interest charge on both gains on sale and certain dividends, unless the U.S. shareholder makes an election to be taxed under an alternative regime. Certain elections may be available to U.S. shareholders if we were classified as a PFIC.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for capital expenditures, working capital, debt repayment, funding for vessel and other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual asset purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets. We may choose to raise less than the maximum $41,371,110 in gross offering proceeds permitted by this prospectus supplement. We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree. See “Risk Factors—Management has broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.”

CAPITALIZATION
The following table sets forth our capitalization table as of June 30, 2026, on:
•	an actual basis; and
•	an as adjusted basis to give effect to the following events that have occurred between July 1, 2026 and September 15, 2026:
•	loan and lease financing payments of $92.2 million;
•	total declared and paid dividend amount of $100.8 million or $0.90 per share;
•	the cancellation on September 2, 2026 of 313,894 treasury shares previously repurchased by the Company during the second quarter of 2026;
•
the issuance of 4,400,000 new registered, voting common shares on September 15, 2026 in the Greek Offering, that resulted in net proceeds equal approximately to $116.0 million, net of any related expenses; and

•
an as further adjusted basis to give effect to the issuance and sale of Common Shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 1,357,765 Common Shares using an assumed price of $30.47 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on October 8, 2026, resulting in assumed net proceeds of approximately $40.4 million, after sales commissions and estimated offering expenses. The actual number of Common Shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

	As of June 30, 2026
	Actual	As Adjusted(2)	As Further Adjusted(3)
	(dollars in thousands except per share and share data)
Capitalization:
Outstanding debt including lease financing	$1,036,578	$944,355	$ 944,355
Total debt (including current portion)(1)	$1,036,578	$ 944,355	$ 944,355
Preferred shares, $0.01 par value; 25,000,000 shares authorized, none issued, on an actual basis, on an as adjusted basis and on an as further adjusted basis	—	—	—
Common shares, $0.01 par value; 300,000,000 shares authorized, 111,985,280 shares issued and 111,671,386 shares (net of treasury shares) outstanding on an actual basis, 116,071,386 shares issued and outstanding on an as adjusted basis and 117,429,151 shares issued and outstanding on an as further adjusted basis	1,120	1,161	1,175
Additional paid-in capital	2,971,616	3,079,097	3,119,437
Treasury shares (313,894 shares on an actual basis and nil on an as adjusted basis)	(8,439)	—	—
Accumulated other comprehensive income/(loss)	61	61	61
Accumulated deficit	(449,878)	(550,722)	(550,722)
Total shareholders’ equity	2,514,480	2,529,597	2,569,951
Total capitalization	$3,551,058	$3,473,952	$ 3,514,306

(1)	All of our debt is secured.
(2)	The As Adjusted Additional paid-in capital and Accumulated deficit do not include the incentive plan charge from July 1, 2026 to September 15, 2026.
(3)	The As Further Adjusted column does not reflect the application of net proceeds from this offering or any issuance of Common Shares pursuant to the Concurrent Offering.
Other than the adjustments described above, there have been no significant adjustments to our capitalization since June 30, 2026. This table should be read in conjunction with “Item 5. Operating and Financial Review and Prospects” and the consolidated financial statements and related notes included in the 2025 20-F, as well as the unaudited interim condensed consolidated financial statements as of June 30, 2026 and for the six-month periods ended June 30, 2025 and 2026 included in the 6-K filed with the Commission on August 7, 2026, which are incorporated by reference herein.

DIVIDEND POLICY
The declaration and payment of dividends will be subject at all times to the discretion of our Board of Directors. The timing and amount of dividends will depend on our dividend policy, earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our loan agreements, if any, the provisions of Marshall Islands law affecting the payment of dividends and other factors. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent, or would be rendered insolvent upon the payment of such dividends, or if there is no surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared, and for the preceding fiscal year.
We believe that, under current law, our dividend payments from earnings and profits would constitute “qualified dividend income” and as such will generally be subject to a preferential United States federal income tax rate (subject to certain conditions) with respect to non-corporate individual shareholders. Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of a United States shareholder’s tax basis in its common stock on a Dollar-for-Dollar basis and thereafter as capital gain. Please see “Item 10. Additional Information—E. Taxation” of our 2025 20-F for additional information relating to the tax treatment of our dividend payments.
Currently, we are able under our financing agreements to pay dividends unless an event of default has occurred.
Under our amended dividend policy approved by our Board of Directors and announced on February 25, 2026, we may approve the distribution of 100% of Cash Flow for a given quarter to shareholders. For purposes of this policy, “Cash Flow” is defined as cash flow from operations less (i) debt amortization, (ii) maintenance and upgrade capital expenditures, and (iii) any cash deficit below $2.1 million per owned vessel.
Notwithstanding the Cash Flow calculation described above, we have established a minimum quarterly dividend of $0.05 per share, which we intend to pay even in circumstances where the quarterly Cash Flow would otherwise result in a lower or no dividend.
All dividends remain subject to quarterly approval by the Board of Directors following its review of our financial performance and position. The declaration and payment of dividends will depend on various factors, including, but not limited to, prevailing charter market conditions, our capital requirements, restrictions under existing credit agreements, and applicable provisions of Marshall Islands law. Marshall Islands law generally prohibits the payment of dividends other than from operating surplus or when a company is insolvent or would be rendered insolvent by such payment. Accordingly, there can be no assurance that the Board of Directors will declare dividends in any future period.
During the years ended December 31, 2023, 2024 and 2025, our Board of Directors declared cash dividends of $1.57 per share, $2.50 per share, and $0.30 per share, respectively. As a result, an amount of $158.1 million, $277.0 million and $34.4 million, was paid in 2023, 2024 and 2025, respectively. Pursuant to our dividend policy, during the six-month period ended June 30, 2026, we declared and paid cash dividends of $97.6 million or $0.87 per common share. In addition, in August 2026, our Board declared a quarterly cash dividend of $0.90 per share for the third quarter of 2026 which was paid on September 3, 2026.

TAXATION
For a discussion of the material United States federal income tax and non-United States tax considerations applicable to us and to holders of our Common Shares acquired pursuant to this prospectus supplement and the accompanying base prospectus, please see “Item 10. Additional Information—E. Taxation” of our 2025 20-F, which is incorporated by reference.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of our Common Shares by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in our Common Shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Whether or not our underlying assets were deemed to include “plan assets,” as described below, the acquisition and/or holding of our Common Shares by an ERISA Plan with respect to which we or the Sales Agent are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our Common Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. Furthermore, additional class exemptions, such as PTCE 2020-02, may provide relief for certain transactions involving certain investment advisers who are fiduciaries. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring or holding our Common Shares in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, our Common Shares should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues
ERISA and the regulations (the “Plan Asset Regulations”) promulgated under ERISA by the DOL generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA or that the entity is an “operating company,” as defined in the Plan Asset Regulations.
For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable”, (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. The Issuer intends to effect such a registration under the Securities Act and the Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that our Common Shares will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that our Common Shares will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.
Plan Asset Consequences
If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Issuer, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Common Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Common Shares.
Representation
Accordingly, by acceptance of our Common Shares, each purchaser and subsequent transferee of our Common Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our Common Shares constitutes assets of any Plan or (ii) the purchase and holding of our Common Shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
In addition, without limiting the foregoing, each purchaser and transferee of our Common Shares that is, or is acting on behalf of, or is acquiring our Common Shares (or interest therein) with assets of, an ERISA Plan, will be deemed to have represented and warranted at all times, that neither Deutsche Bank, nor any of its affiliates has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to Common Shares and neither Deutsche Bank, nor any of its affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to our Common Shares.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with our Sales Agent, for the offer and sale of our Common Shares having an aggregate offering price of up to $41,371,110, which are offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Common Shares from time to time through Deutsche Bank, as agent or principal. Sales of the Common Shares, if any, may be made (i) in privately negotiated transactions with the consent of the Company, (ii) as block transactions, or (iii) by any other method permitted by law that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Select Market or Euronext Athens, or into any other existing trading market of the Common Shares.
The Sales Agreement amends and restates the Existing Sales Agreement that we entered into with the Sales Agent on April 8, 2022. Upon entry into the Sales Agreement, we terminated our prior at-the-market offering program established pursuant to the Existing Sales Agreement.
Each time we wish to issue and sell our Common Shares under the Sales Agreement, we will notify Deutsche Bank of the number of Common Shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of Common Shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Deutsche Bank, unless Deutsche Bank declines to accept the terms of such notice, Deutsche Bank has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Common Shares up to the amount specified on such terms. The obligations of Deutsche Bank under the Sales Agreement to sell our Common Shares are subject to a number of conditions that we must meet.
The settlement of sales of Common Shares between us and Deutsche Bank is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our Common Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Deutsche Bank may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Deutsche Bank a commission equal to 2% of the aggregate gross proceeds we receive from each sale of our Common Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Deutsche Bank for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Deutsche Bank under the terms of the Sales Agreement, will be approximately $189,899. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Deutsche Bank will provide written confirmation to us before the open on Nasdaq Global Select Market on the day following each day on which our Common Shares are sold under the Sales Agreement. Each confirmation will include the number of Common Shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
Unless otherwise set forth in this prospectus supplement, we will report at least quarterly the number of Common Shares sold through Deutsche Bank under the Sales Agreement and the net proceeds to us in connection with the sales of our Common Shares.
In connection with the sale of our Common Shares on our behalf, Deutsche Bank may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Deutsche Bank may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Deutsche Bank against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Deutsche Bank may be required to make in respect of such liabilities.
The offering of our Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Deutsche Bank may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 6-K filed under the Exchange Act, and incorporated by reference in this prospectus supplement.
Deutsche Bank and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Deutsche Bank may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Deutsche Bank may at any time hold long or short positions in such securities. Deutsche Bank and its respective affiliates may also make investment recommendations or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Deutsche Bank, and Deutsche Bank may distribute the prospectus supplement and the accompanying base prospectus electronically.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

SEC registration fee	$3,599.29
Legal fees and expenses	$136,300.00
Accounting fees and expenses	$25,000.00
Miscellaneous	$25,000.00
Total	$189,899.29

LEGAL MATTERS
Certain legal matters relating to United States law will be passed upon for us by Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, New York 10001. The validity of the Common Shares offered hereby and certain matters relating to Marshall Islands law will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Certain legal matters relating to Greek law will be passed upon for us by Souzana Manaka, counsel to the Company. Proskauer Rose LLP, New York, New York, is representing the Sales Agent in this offering.
EXPERTS
The financial statements of Star Bulk Carriers Corp. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of Star Bulk Carriers Corp.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

PROSPECTUS
Common Shares, Preferred Shares, Debt Securities,
Warrants, Rights and Units
and

6,403,268 Common Shares
offered by the Selling Shareholders

Through this prospectus, we may periodically offer:
(1)	common shares;
(2)	preferred shares;
(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries;
(4)	our warrants;
(5)	rights; and
(6)	our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus or a free writing prospectus.
In addition, the selling shareholders named in this prospectus (the “Selling Shareholders”) may sell in one or more offerings pursuant to this registration statement up to 6,403,268 of our common shares. The Selling Shareholders may sell any or all of these common shares on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information about the Selling Shareholders and the times and manners in which they may offer and sell our common shares is described under the sections entitled “Selling Shareholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.
Our common shares are listed on the Nasdaq Global Select Market “SBLK”.
An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 27, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the “Commission”) using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, rights and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement or a free writing prospectus that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement or free writing prospectus, together with the additional information described below and any documents incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Star Bulk,” the “Company,” “we,” “us,” “our,” or similar references, mean Star Bulk Carriers Corp. and, where applicable, its consolidated subsidiaries, and the “Selling Shareholders” refers to those of our shareholders described in “Selling Shareholders.” In addition, we use the term deadweight (“dwt”) in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. To the extent a Selling Shareholder distributes our common shares to its equity holders, we will add the recipients of those common shares as selling shareholders via a prospectus supplement or post-effective amendment. Any references to such “Selling Shareholder” shall be deemed to be references to each such additional selling shareholder.
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). We have a fiscal year end of December 31.
As permitted under the rules of the Commission, this prospectus incorporates important business information about us that is contained in documents that we have previously filed with the Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Star Bulk Carriers Corp., c/o Star Bulk Management Inc., 40 Agiou Konstantinou Str., Maroussi, 15124, Athens, Greece. See “Where You Can Find Additional Information”.
You should rely only on the information contained or incorporated by reference in this prospectus. Neither we, the Selling Shareholders nor any underwriters have authorized any person to provide information other than that provided in this prospectus and the documents incorporated by reference. Neither we, the Selling Shareholders nor any underwriters are making an offer to sell common shares in any state or other jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company, and our principal executive office is located outside of the United States, in Greece. Most of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference include “forward-looking statements,” as defined by U.S. federal securities laws, with respect to our financial condition, results of operations, and business and our expectations or beliefs concerning future events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “would,” “could,” and similar expressions or phrases may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.
In addition, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:
•
the possibility that the expected synergies and value creation from the merger between the Company, Star Infinity Corp., a Marshall Islands corporation and a wholly owned subsidiary or Star Bulk, and Eagle Bulk Shipping Inc., a Marshall Islands corporation (“Eagle” and such merger, the “Eagle Merger”) will not be realized, or will not be realized within the expected time period;

•	the possibility that additional unexpected costs or difficulties related to the integration of the Company and Eagle’s operations will be greater than expected;
•	general dry bulk shipping market conditions, including fluctuations in charter rates and vessel values;
•	the strength of world economies;
•	the stability of Europe and the Euro;
•	fluctuations in currencies, interest rates and foreign exchange rates;
•	business disruptions due to natural and other disasters or otherwise, such as the impact of any future epidemics;
•	the length and severity of epidemics and pandemics and their impact on the demand for seaborne transportation in the dry bulk sector;
•	changes in supply and demand in the dry bulk shipping industry, including the market for our vessels and the number of new buildings under construction;
•	the potential for technological innovation in the sector in which we operate and any corresponding reduction in the value of our vessels or the charter income derived therefrom;
•	changes in our expenses, including bunker prices, dry docking, crewing and insurance costs;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	potential liability from pending or future litigation and potential costs due to environmental damage and vessel collisions;
•
the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance (“ESG”) practices;

•
our ability to carry out our ESG initiatives and thereby meet our ESG goals and targets including as set forth under “Item 4. Information on the Company—B. Business Overview—Our ESG Performance” in the 2024 20-F (as defined herein);

•
new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or regional/national imposed by regional authorities such as the European Union or individual countries;

•	potential cyber-attacks, which may disrupt our business operations;
•
general domestic and international political conditions or events, including “trade wars,” the ongoing conflict between Russia and Ukraine, the conflict between Israel and Hamas, and related conflicts in the Middle East and the Houthi attacks in the Red Sea and the Gulf of Aden;

•	the impact on our common shares and reputation if our vessels were to call on ports located in countries that are subject to restrictions imposed by the U.S. or other governments;
•
our ability to successfully compete for, enter into and deliver our vessels under time charters or other employment arrangements for our existing vessels after our current charters expire and our ability to earn income in the spot market;

•
potential physical disruption of shipping routes due to accidents, climate-related reasons (acute and chronic), political events, public health threats, international hostilities and instability, piracy or acts by terrorists;

•	the availability of financing and refinancing;
•	the failure of our contract counterparties to meet their obligations;
•	our ability to meet requirements for additional capital and financing to complete our newbuilding program and grow our business;
•	the impact of our indebtedness and the compliance with the covenants included in our debt agreements;
•	vessel breakdowns and instances of off-hire;
•	potential exposure or loss from investment in derivative instruments;
•	potential conflicts of interest involving our Chief Executive Officer, his family and other members of our senior management;
•	our ability to complete acquisition transactions as and when planned and upon the expected terms;
•	the impact of port or canal congestion or disruptions; and
•	other important factors described under the heading “Risk Factors.”
We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.
See the section entitled “Risk Factors” of this prospectus and in the 2024 20-F, as defined below, which is incorporated herein by reference, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file reports and other information with the Commission. These materials are available at http://www.sec.gov. Our filings are also available on our website at http://www.starbulk.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any applicable prospectus supplement or free writing prospectus are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any applicable prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
The following documents, filed with or furnished to the SEC, are specifically incorporated by reference and form an integral part of this prospectus:
•
Annual Report on Form 20-F for the year ended December 31, 2024 (the “2024 20-F”), filed with the Commission on March 19, 2025, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•
Audited consolidated statements of operations, statements of comprehensive income, statements of changes in stockholders’ equity and statements of cash flows of Eagle for the years ended December 31, 2023, 2022 and 2021, together with the notes thereto and the report of independent registered public accounting firm thereon, contained in pages F-2 through F-41 of Eagle’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Commission on March 4, 2024; and

•	Report on Form 6-K filed with the Commission on March 27, 2025.
We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement or free writing prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus. Neither we, the Selling Shareholders nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the Selling Shareholders are not and any underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement or free writing prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
v

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Requests for such information should be made to us at the following address:
Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Str.
Maroussi 15124, Athens, Greece
011-30-210-617-8400 (telephone number)
Information provided by the Company
We will furnish holders of our common shares with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, and the documents incorporated by reference herein, including the section of this prospectus entitled “Risk Factors” and the more detailed information that appears later in this prospectus before making an investment in our common shares.

CORPORATE AND OTHER INFORMATION
We are a Marshall Islands corporation with principal executive offices at 40 Agiou Konstantinou Street, Maroussi, 15124, Athens Greece. Our telephone number at that address is 011-30-210-617-8400. We maintain a website on the internet at http://www.starbulk.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. We were incorporated in the Marshall Islands on December 13, 2006, as a wholly-owned subsidiary of Star Maritime Acquisition Corp. (“Star Maritime”), which was a special purpose acquisition corporation. We merged with Star Maritime on November 30, 2007 and commenced operations on December 3, 2007, which was the date we took delivery of our first vessel.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 20-F and the other documents that are incorporated by reference in this prospectus. Please see the section of this prospectus entitled “Incorporation by Reference of Certain Documents.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.
Any of the referenced risks could materially and adversely affect our business, financial condition, results of operations or cash flows. In such a case, you may lose all or part of your original investment.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, repurchases of our securities as permitted under our debt agreements, to make vessel or other acquisitions or for general corporate purposes or any combination thereof. We will not receive any proceeds from sales of common shares by the Selling Shareholders.

CAPITALIZATION
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

SELLING SHAREHOLDERS
The following table sets forth information with respect to the beneficial ownership of our common shares held as of February 17, 2025 (or to be held, as noted below) by the Selling Shareholders. The Selling Shareholders are offering an aggregate of up to 6,403,268 common shares, which were previously acquired. The Selling Shareholders may sell some, all or none of their shares covered by this prospectus. The amounts and information set forth below are based upon information provided to us by the Selling Shareholders. The percentage of beneficial ownership for the following table is based on 117,127,531 common shares outstanding as of February 17, 2025.
To our knowledge, except as indicated in the footnotes to this table, each person named in the table has sole voting and investment power with respect to all common shares shown in the table to be beneficially owned by such person. Except as described below or in the 2024 20-F, none of the Selling Shareholders have had any position, office or other material relationship with us or our affiliates within the past three years. In addition, based on information provided to us, none of the Selling Shareholders that are affiliates of broker-dealers, if any, purchased the common shares outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the Selling Shareholders may change from time to time, and any changes will be set forth in supplements to this prospectus to the extent required.

Selling Shareholder	Common Shares Owned Prior to the Offering	Percentage of Class Prior to the Offering	Total Common Shares Offered Hereby	Percentage of the Class Following the Offering
Entities affiliated with Raffaele Zagari(1)	2,141,500	1.8%	2,141,500	0.0%
Entities affiliated with Petros Pappas(2)	4,261,768	3.6%	4,261,768	0.0%

(1)
As of February 17, 2025: Consists of (i) 2,127,595 shares beneficially owned directly by Augustea MED Limited, a Malta limited liability company, (ii) 2,405 shares beneficially directly owned by Augustea Oceanbulk Maritime Malta Limited, a Malta limited liability company and (iii) 11,500 shares beneficially directly owned by Raffaele Zagari.

(2)	Family members and companies related to family members of our Chief Executive Officer, Mr. Petros Pappas.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus, and the Selling Shareholders may sell our common shares, to or through underwriters, agents, brokers or dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, at fixed prices (which may be changed), or at varying prices determined at the time of sale.
In addition, we may sell some or all of our securities included in this prospectus, and the Selling Shareholders may sell our common shares included in this prospectus, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•	an over-the-counter distribution;
•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;
•	privately negotiated transactions;
•
trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	otherwise through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, we or any Selling Shareholder may enter into option, share lending or other types of transactions that require us or such Selling Shareholder, as applicable, to deliver our securities to an underwriter or a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any Selling Shareholder also may enter into hedging transactions with respect to our securities. For example, we or any Selling Shareholder may:
•	enter into transactions involving short sales of our common shares by underwriters or broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•
enter into option or other types of transactions that require us or the Selling Shareholders, as applicable, to deliver common shares to an underwriter or broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to an underwriter or broker-dealer (including pursuant to a margin loan), who may sell the loaned shares or, in the event of default, sell the pledged shares.
Any Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of common shares covered by this prospectus. The Selling Shareholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
We or any Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any Selling Shareholder or borrowed from us, any Selling Shareholder or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or any Selling Shareholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of any Selling Shareholder, as applicable, or in connection with a concurrent offering of other securities.

Common shares may also be exchanged for satisfaction of the Selling Shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve broker-dealers.
The Selling Shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Shareholders that participate with us or the Selling Shareholders in the distribution of the securities may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed the Selling Shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Shareholders in the market.
Some of the underwriters, dealers or agents used by us or the Selling Shareholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such Selling Shareholders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the Selling Shareholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such Selling Shareholders for certain expenses. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
To the extent required by the Securities Act, a prospectus supplement will be distributed at the time that any particular offering of securities is made, setting forth the terms of the offering, including the aggregate number of securities being offered; the purchase price of the securities and the proceeds we and/or any Selling Shareholder will receive from the sale of the securities; the initial offering price of the securities; the names of any underwriters, dealers or agents; any discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or re-allowed or paid to underwriters, dealers or agents; any securities exchanges on which the securities may be listed; the method of distribution of the securities; the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and any other information we think is important. Furthermore, we, our executive officers, our directors and the Selling Shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the Selling Shareholders’ securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us and the Selling Shareholders under this Registration Statement.
As a result of requirements of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, Inc., if more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our share capital. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our share capital and the material terms of our Fourth Amended and Restated Articles of Incorporation (our “Articles”) and our Third Amended and Restated Bylaws (our “Bylaws”) contained in the 2024 20-F, together with the Articles and Bylaws, copies of which have been filed as exhibits to the 2024 20-F, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Authorized Share Capital
Under our Articles, our authorized capital stock consists of 300,000,000 common shares, par value $0.01 per share, and 25,000,000 preferred shares, par value $0.01 per share, none of which were issued as of the date of this prospectus.
Common Shares
As of February 17, 2025, we had 117,127,531 common shares outstanding out of 300,000,000 shares authorized to be issued. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors (the “Board of Directors”) out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Shares of our common stock are not subject to any sinking fund provisions and no holder of any shares will be required to make additional contributions of capital with respect to our shares of common stock in the future. There are no provisions in our Articles or Bylaws discriminating against a shareholder because of his or her ownership of a particular number of shares.
We are not aware of any limitations on the rights to own shares of our common stock, including rights of non-resident or foreign shareholders to hold or exercise voting rights on shares of our common stock, imposed by foreign law or by our Articles or Bylaws.
Equity Incentive Plans
On April 11, 2022, May 16, 2023 and May 28, 2024, our Board of Directors approved the 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”), the 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) and the 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”) (collectively, the “Equity Incentive Plans”), respectively, under which our officers, key employees, directors and consultants are eligible to receive options to acquire common shares, share appreciation rights, restricted shares and other share-based or share-denominated awards. We reserved a total of 810,000 common shares, 631,500 common shares and 575,000 common shares for issuance under the respective Equity Incentive Plans, subject to further adjustment for changes in capitalization as provided in the plans. The purpose of the Equity Incentive Plans is to encourage ownership of shares by, and to assist us in attracting, retaining and providing incentives to, our officers, key employees, directors and consultants, whose contributions to us are or may be important to our success and to align the interests of such persons with our shareholders. The various types of incentive awards that may be issued under the Equity Incentive Plans, enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business. The Equity Incentive Plans are administered by our Compensation Committee, or such other committee of our Board of Directors as may be designated by the Board of Directors. The Equity Incentive Plans permit issuance of restricted shares, grants of options to purchase common shares, share appreciation rights, restricted shares, restricted share units and unrestricted shares.
Under the terms of the Equity Incentive Plans, share options and share appreciation rights granted under the Equity Incentive Plans will have an exercise price per common share equal to the fair market value of a common share on the date of grant, unless otherwise determined by the administrator of the Equity Incentive Plans, but in no event will the exercise price be less than the fair market value of a common share on the date of grant. Options and share appreciation rights are exercisable at times and under conditions as determined by the administrator of the Equity Incentive Plans, but in no event will they be exercisable later than ten years from the date of grant.
The administrator of the Equity Incentive Plans may grant restricted common shares and awards of restricted share units subject to vesting and forfeiture provisions and other terms and conditions as determined by the administrator of the Equity Incentive Plans. Upon the vesting of a restricted share unit, the award recipient will be paid an amount equal to the number of restricted share units that then vest multiplied by the fair market value of a common share on the date of vesting, which payment may be paid in the form of cash or common shares or a combination of both, as determined by the administrator of the Equity Incentive Plans. The administrator of the Equity Incentive Plans may grant dividend equivalents with respect to grants of restricted share units.
Adjustments may be made to outstanding awards in the event of a corporate transaction or change in capitalization or other extraordinary event. In the event of a “change in control” (as defined in the Equity Incentive Plans), unless otherwise provided by the administrator of the Equity Incentive Plans in an award agreement, awards then outstanding shall become fully vested and exercisable in full.
The Board of Directors may amend or terminate the Equity Incentive Plans and may amend outstanding awards; provided that no such amendment or termination may be made that would materially impair any rights, or materially increase any obligations, of a grantee under an outstanding award. Shareholders’ approval of Equity Incentive Plans amendments may be required in certain definitive, pre-determined circumstances if required by applicable rules of a national securities exchange or the Commission. Unless terminated earlier by the Board of Directors, the Equity Incentive Plans will expire ten years from the date on which the Equity Incentive Plans were adopted by the Board of Directors.
The terms and conditions of the Equity Incentive Plans are substantially similar to those of the previous plans. As of February 17, 2025, there are 358,791 common shares unvested from the 2022, 2023 and 2024 Equity Incentive Plans.
During the years 2022, 2023 and 2024 and up to February 17, 2025, pursuant to the Equity Incentive Plans, we have granted to certain directors and officers the following securities:
•
On April 11, 2022, 535,005 restricted shares of common shares were granted to certain of the Company’s directors and officers of which 359,305 restricted common shares vested in October 2022, 87,850 restricted common shares vested in April 2023 and the remaining 87,850 restricted common shares vest in April 2025.

•
On May 16, 2023, 416,500 restricted shares of common shares were granted to certain of the Company’s directors and officers of which 279,500 restricted common shares vested in November 2023, 68,500 restricted common shares vested in May 2024 and the remaining 68,500 restricted common shares vest in May 2026.

•
On May 28, 2024, 355,012 restricted common shares were granted to certain directors and officers, of which 237,012 restricted common shares vested in November 2024, 59,000 restricted common shares vest in May 2025 and the remaining 59,000 common shares vest in May 2027.

•	As of the date of this prospectus, 74,877 common shares are available under the Equity Incentive Plans.
On June 7, 2021, our Board of Directors amended an incentive program that had been previously announced in January 2019 which provides for the issuance of shares pursuant to performance conditions being met. In particular, the amended program is triggered when our cumulative fuel cost savings, beginning from November 2019, exceed the threshold of $250 million (“Excess Savings”). Upon the satisfaction of the above threshold, the Board of Directors shall award a percentage ranging between 5%-10%, at its discretion, of the annual Excess Savings, the value of which will be reflected in actual shares to key employees. For the years ended December 31, 2022, 2023 and 2024, we estimated the intrinsic value of the award based on the fuel market prices at each year end and assumed, based on our best estimate, a range between 5% and 7.5% of Excess Savings to be awarded by the Board of Directors, and as a result an amount of $9.6 million, $8.8 million and $3.3 million, respectively, was recognized and is included under “General and administrative expenses” in the consolidated income statements for the years ended December 31, 2022, 2023 and 2024. Based on 7.5% of the actual Excess Savings as of December 31, 2023, and the closing price of our common stock as of that date of $21.26, 370,000 common shares were awarded to key employees upon the approval of the Board of Directors which vested and were issued on March 8, 2024. Please see our 2024 20-F for additional information.

Based on 7.5% of actual Excess Savings i) as of December 31, 2022 and the closing price of our common stock as of that date of $19.23, 450,000 common shares were awarded to key employees upon the approval of the Board of Directors, which vested and were issued on February 27, 2023; ii) as of December 31, 2023 and the closing price of our common stock as of that date of $21.26, 370,000 common shares were awarded to key employees upon the approval of the Board of Directors, which vested and were issued on March 8, 2024 and iii) as of December 31, 2024, and the closing price of our common stock as of that date of $14.95, 435,450 common shares were awarded to key employees upon the approval of the Board of Directors, which vested and were issued on February 25, 2025.
While the Performance Incentive Program was originally designed to expire on December 31, 2024, our Board of Directors approved its renewal on February 12, 2025, with any future program awards remaining subject to the sole discretion of our Board of Directors.
Share Repurchase Program
On August 5, 2021, the Board of Directors authorized a share repurchase program to purchase up to an aggregate of $50.0 million of our common shares. On May 16, 2023, the Board of Directors cancelled the Company’s previous share repurchase program under which $8.5 million was still outstanding to be repurchased, and authorized a new share repurchase program, with similar terms, of up to an aggregate of $50.0 million (the “2023 Share Repurchase Program”). On December 13, 2024, the Board of Directors cancelled the existing $50.0 million share repurchase program under which $28.9 million was still outstanding to be repurchased and authorized a new share repurchase program of up to an aggregate of $100.0 million (the “2024 Share Repurchase Program”) under the same conditions applying as per the 2023 Share Repurchase Program (collectively, the “Share Repurchase Program”). The timing and amount of any repurchases will be in the sole discretion of our management team, and will depend on legal requirements, market conditions, share price, alternative uses of capital and other factors.
As of February 17, 2025, we had 117,127,531 shares outstanding and $86.5 million outstanding under our Share Repurchase Program.
Repurchases of common shares may take place in privately negotiated transactions, in open market transactions pursuant to Rule 10b-18 of the Exchange Act and/or pursuant to a trading plan adopted in accordance with Rule 10b5-1 of the Exchange Act. We are not obligated under the terms of the Share Repurchase Program to repurchase any of our common shares. The 2024 Share Repurchase Program has no expiration date and may be suspended or terminated by us at any time without prior notice. We will cancel common shares repurchased as part of this program. During the year ended December 31, 2024, we purchased the following common shares:

Period	(a) Total Number of Shares (or Units) Purchased(1)	(b) Average Price Paid per Share (or Unit)(2)	(c) Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Shares (or Units) that May Yet Be Purchased Under the Plans or Programs
January 1-31, 2024
February 1-29, 2024
March 1-31, 2024
April 1-30, 2024
May 1-31, 2024
June 1-30, 2024
July 1-31, 2024
August 1-31, 2024
September 1-30, 2024	933,004(1)	$20.61	933,004	$28,874,151
October 1-31, 2024
November 1-30, 2024
December 1-31, 2024	393,474(1)	$15.37	393,474	$93,946,487
Total	1,326,478	N/A	1,326,478	N/A

(1)	These shares were repurchased under the Share Repurchase Program.
(2)	The average price paid per share does not include commissions paid for each transaction.

The repurchased shares were cancelled and removed from the Company’s share capital as of December 31, 2024.
Preferred Shares
Under the terms of our Articles, our Board of Directors has the authority, without any further vote or action by our shareholders, to issue up to 25,000,000 preferred shares. Our Board of Directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of preferred shares. At the time that any series of our preferred shares are authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our Board of Directors could, without shareholder approval, cause us to issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares. Our Board of Directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management.
Directors
Our directors are elected by a majority of the votes cast by shareholders entitled to vote in an election. Our Articles provide that cumulative voting shall not be used to elect directors.
Our Board of Directors must consist of at least three members. Shareholders may change the number of directors only by amending the bylaws which requires the affirmative vote of holders of 70% or more of the outstanding shares of capital stock entitled to vote generally in the election of directors. The Board of Directors may change the number of directors, but may not reduce the number to be less than three directors, only by a vote of not less than 66 2∕3% of the entire Board of Directors. At each annual meeting, directors to replace those directors whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall serve his respective term of office until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our Board of Directors has the authority to fix the amounts which shall be payable to the members of the Board of Directors for attendance at any meeting or for services rendered to us.
Interested Transactions
Our Bylaws provide that no contract or transaction between us and one or more of its directors or officers, or between us and any other corporation, partnership, association or other organization in which one or more of our directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to our Board of Directors or the committee and our Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of our Board of Directors as defined in Section 55 of the Marshall Islands Business Corporation Act (the “MIBCA”), by unanimous vote of the disinterested directors; or (ii) the material facts as to his relationship or interest and as to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by our Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our Board of Directors or of a committee which authorizes the contract or transaction.

Shareholder Meetings
Under our Bylaws, annual shareholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Under the MIBCA, our Board of Directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.
Dissenters’ Rights of Appraisal and Payment
Under the MIBCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the MIBCA for the shares of any class or series of shares, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, that were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our Articles, a shareholder also has the right to dissent and receive payment for the shareholder’s shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the MIBCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the MIBCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.
Shareholders’ Derivative Actions
Under the MIBCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the shareholder bringing the action is a holder of our common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Limitations on Liability and Indemnification of Officers and Directors
The MIBCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our Articles and Bylaws include a provision that entitles any of our directors or officers to be indemnified by us upon the same terms, under the same conditions and to the same extent as authorized by the MIBCA if the director or officer acted in good faith and in a manner reasonably believed to be in and not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
We are also authorized to carry directors’ and officers’ insurance as a protection against any liability asserted against our directors and officers acting in their capacity as directors and officers regardless of whether we would have the power to indemnify such director or officer against such liability by law or under the provisions of our Bylaws. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-Takeover Effect of Certain Provisions of our Articles and Bylaws
Several provisions of our Articles and Bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (i) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (ii) the removal of incumbent officers and directors.
Classified Board of Directors
Our Articles provide for the division of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our common shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our Board of Directors from removing a majority of our Board of Directors for two years.
Blank Check Preferred Shares
Our Articles authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
Business Combinations
Although the MIBCA does not contain specific provisions regarding “business combinations” between corporations organized under the laws of the Republic of Marshall Islands and “interested shareholders,” we have included these provisions in our Articles. Our Articles contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:
•
prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our Board of Directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

•
at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 70% of the outstanding voting shares that is not owned by the interested shareholder; or

•	the shareholder became an interested shareholder prior to the consummation of the initial public offering of common shares under the Securities Act.
For purposes of these provisions, a “business combination” includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder and an “interested shareholder” is any person or entity that beneficially owns 20% or more of the shares of our outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.
Election and Removal of Directors
Our Articles prohibit cumulative voting in the election of directors. Our Articles and Bylaws require shareholders to give advance written notice of nominations for the election of directors. Our Articles and Bylaws also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of 70% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Shareholders
Our Bylaws provide that if a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the common shares represented at the meeting shall be the act of the shareholders. Shareholders may act by way of written consent in accordance with the provisions of Section 67 of the MIBCA.
Our Bylaws also provide that only our Board of Directors, Chairman or President may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, shareholders are prevented from calling a special meeting and shareholder consideration of a proposal may be delayed until the next annual meeting.
Supermajority Provisions
The MIBCA generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of shareholders is required to amend a corporation’s articles of incorporation, unless the articles of incorporation requires a greater percentage. Our Articles provide that the following provisions in the Articles may be amended only by an affirmative vote of 70% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors:
•	the Board of Directors shall be divided into three classes;
•	directors may only be removed for cause and by an affirmative vote of the holders of 70% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors;
•	the directors are authorized to make, alter, amend, change or repeal our bylaws by vote not less than 66 2∕3% of the entire Board of Directors;
•
the shareholders are authorized to alter, amend or repeal our bylaws by an affirmative vote of 70% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors;

•	we may not engage in any business combination with any interested shareholder for a period of three years following the transaction in which the person became an interested shareholder; and
•
we shall indemnify directors and officers to the full extent permitted by law, and we shall advance certain expenses (including attorneys’ fees and disbursements and court costs) to the directors and officers. For purposes of these provisions, an “interested shareholder” is generally any person or entity that owns 20% or more of the shares of our outstanding voting shares or any person or entity affiliated with or controlling or controlled by that person or entity.

Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our Articles and Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 180 days prior to the one-year anniversary of the preceding year’s annual meeting. Our Articles and Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Paying Agent
Our transfer agent, Computershare Trust Company, N.A., acts as our paying agent with respect to the processing and payment of dividends.
Listing
Our common shares are listed and traded on the Nasdaq Global Select Market under the symbol “SBLK”.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as exhibits to an Exchange Act report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.
The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and Indenture, as amended or supplemented from time to time.
General
Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank in parity in right of payment with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated in right of payment to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.
You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations, and the obligors with respect thereto;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;
•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;
•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;
•	any terms with respect to subordination or security;
•	any listing on any securities exchange or quotation system;
•	additional or differing terms relating to the amendment or modification of the indenture or waivers with respect to such indenture or series of debt securities;
•	additional or differing provisions, if any, related to defeasance and discharge of the offered debt securities; and
•	the applicability of any guarantees.
Unless otherwise indicated in subsequent filings with the Commission relating to each of the indentures, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis in right of payment with all our other unsecured debt except subordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured, waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
Senior debt means:
•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;
•	all hedging obligations;
•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;
but senior debt does not include:
•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated in right of payment to, or ranks on an equal basis in right of payment with, our subordinated debt securities.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability of us or the ability of our subsidiaries to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:
(1)
changes the amount of securities whose holders must consent to an amendment, supplement or waiver, except to increase any such amount or to provide that certain provisions of the indenture cannot be modified, amended or waived without the consent of the holder of each outstanding security affected thereby;

(2)	reduces the amount of interest, or changes the interest payment time, on any security;
(3)
waives a redemption payment or alters the redemption provisions (other than any alteration that would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(4)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(5)	reduces the principal amount payable of any security upon maturity;
(6)
waive a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);

(7)	changes the place or currency of payment of principal of or interest, if any, on any security other than that stated in the security;
(8)	impairs the right of any holder to receive payment of principal or, or interest on, the securities of such holder on or after the due dates therefor;
(9)	impairs the right to institute suit for the enforcement of any payment on, or with respect to, any security;
(10)	make any change in the table of contents, headings, and decisions and determinations relating to foreign currency under the indenture;
(11)	changes the ranking of the securities in right of payment; or
(12)	makes any other change which is restricted by a specified in a board resolution, a supplemental indenture hereto or an officers’ certificate.
Events of Default
Each indenture defines an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor and other than intercompany indebtedness) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable security or indemnity satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or there has been a change in the applicable United Stated federal income tax law to the effect that such a discharge will not be deemed, or result in, a taxable event or other change in tax status with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain, loss or any other change in tax status for federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.
Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.
So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.
The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.
We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:
•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or
•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.
Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.
In the event that the Depository Trust Company (“DTC”) acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.
DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation (“NSCC”) and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.
DTC is a subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries-either directly or through correspondent relationships.
DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.
To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.
To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.
DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.
We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, which may be guaranteed by one or more of our subsidiaries, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the warrants, debt securities, which may be guaranteed by one or more of our subsidiaries, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The 2024 20-F provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

NON-UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The 2024 20-F provides a discussion of Marshall Island tax consequences that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$ (1)
FINRA filing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and typesetting expenses	$*
Blue sky fees and expenses	$*
Miscellaneous	$*
Total	$*

(1)
The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
Certain matters of Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.
Certain matters of United States law and New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The financial statements of Star Bulk Carriers Corp. as of December 31, 2023 and 2024, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Star Bulk Carriers Corp.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.
The financial statements of Eagle Bulk Shipping Inc. as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus, and the effectiveness of Eagle Bulk Shipping Inc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$41,371,110

Common Shares

PROSPECTUS SUPPLEMENT

DEUTSCHE BANK SECURITIES